Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 31, 2024, with respect to the financial statements of Coincheck, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AZSA LLC
Tokyo, Japan
October 11, 2024